Exhibit 99.1

April 18, 2005

Smart Online, Inc.
530 Meridian Parkway
Durham, N.C. 27713

Gentlemen:

Effective on April 18, 2005 with the election of a new director, the undersigned hereby resigns from the Board of Directors of Smart Online, Inc. No dispute about any operations, policies or practices of Smart Online, Inc. caused this resignation. My resignation is caused solely by my desire to facilitate the recruitment of a Board of Directors that has more directors who qualify as “independent” directors under the rules of the Securities and Exchange Commission, as well as exchanges and trading markets.

Very truly yours, /s/ Henry Nouri Henry Nouri